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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 8, 2001


                              EDISON MISSION ENERGY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                   CALIFORNIA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)


        1-13434                                          95-4031807
(COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)


                     18101 VON KARMAN AVENUE
                        IRVINE, CALIFORNIA                92612
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 752-5588


                                 NOT APPLICABLE
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

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Items 1 through 4 and 6 through 9 are not included because they are not applicable.

Item 5.  Other Events.

         On October 8, 2001, Edison Mission Energy (EME) issued a press release announcing the sale of its two United Kingdom-based coal stations, Fiddler's Ferry and Ferrybridge. The following are the pertinent provisions of the press release that relate to the sale.

     EME announced that the sale will be to two wholly owned subsidiaries of American Electric Power for an aggregate purchase price of L650 million. The sale is the result of a competitive bidding process previously announced by the company. EME further announced that it expects the transaction to close before the end of the year. The plants were acquired in 1999 for L1.3 billion.

     As a result of the transaction and related currency adjustments, EME announced that it expects to take a one-time, after-tax write-off of approximately $1.18 billion. "This investment has been a major disappointment for EME," said Al Fohrer, EME's president and chief executive officer. "While the plants have run well, given the market conditions, the operating losses and cash requirements likely to result in the foreseeable future from the existing debt structure were too large to maintain our ownership position. It is time to sell the plants, reduce our debt and eliminate the drag on our financial performance."

     Fohrer further noted that, "Although sale of these U.K. plants will result in a significant one-time loss, their disposition actually will result in an improvement in our credit quality and earnings potential. Our other 1999 acquisitions -- in Pennsylvania, Illinois and New Zealand -- are all performing well."

     The company also announced that it had entered into contracts for the sale of seven interests in plants in the United States pursuant to its previously announced policy to dispose of certain non-core U.S. assets. Fohrer indicated that, "These sales are above book value and, upon final closing, will generate net proceeds to the company of approximately $460 million." Two of these sales have already reached financial close and the others are scheduled to do so before year's end.



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     This report includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act, reflecting management's current analysis and expectations, based on reasonable assumptions. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results



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could differ materially. These forward-looking statements are subject to various risks and uncertainties that may be outside our control, including, among other things:

     . the direct and indirect effects of the current California power crisis on us and our investments, as well as the measures adopted and being contemplated by federal and state authorities to address the crisis;

     . general political, economic and business conditions in the countries in which we do business;

     . governmental, statutory, regulatory or administrative changes or initiatives affecting us or the electricity industry generally;

     . political and business risks of international projects, including uncertainties associated with currency exchange rates, currency repatriation, expropriation, political instability, privatization efforts and other issues;

     . supply, demand and price for electric capacity and energy in the markets served by our generating units;

     . competition from other power plants, including new plants and technologies that may be developed in the future;

     . operating risks, including equipment failure, dispatch levels, availability, heat rate and output;

     . the cost, availability and pricing of fuel and fuel transportation services for our generating units;

     . our ability to complete the development or acquisition of current and future projects or the sale of the Fiddler's Ferry and Ferrybridge plants;

     .    our ability to maintain an investment grade rating; and

     . our ability to refinance debt or raise additional financing for our future cash requirements.

     We use words like "anticipate," "estimate," "project," "plan," "expect," "will," "believe" and similar expressions to help identify forward-looking statements in this report. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    EDISON MISSION ENERGY
                                        (Registrant)


                                    By: /s/ Raymond W. Vickers
                                        -------------------------
                                        Name:  Raymond W. Vickers
                                        Title: Senior Vice President and
                                               General Counsel

Date:  October 9, 2001





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